Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages To Release First Quarter Results
Tuesday, May 1, 2007;
Webcast Set For 11:00 a.m. EDT

    CONCORD, NEW HAMPSHIRE, April 24, 2007 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that it plans to release financial results for the first quarter ended March 31, 2007 at approximately 7:30 a.m. EDT on Tuesday, May 1, 2007. Rock of Ages has scheduled a conference call at 11:00 a.m. EDT that morning. Nancy Brock, Chief Financial Officer, and Kurt Swenson, Chief Executive Officer, will discuss results for the quarter and the outlook for the remainder of 2007.

    A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21336437 after 1:00 p.m. EDT.

About Rock of Ages

    Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.